                                 EXHIBIT 12

            THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(Dollars in millions)

                                                                    NINE MONTHS
                                                                       ENDED                    TWELVE MONTHS ENDED
                                                                    SEPTEMBER 30,                   DECEMBER 31,
                                                                    ---------------------------------------------------------------
                                                                         2001      2000     1999        1998      1997        1996
                                                                         ----      ----     ----        ----      ----        ----
EARNINGS

Income (loss) from continuing operations before income taxes          $ (37.9)   $  58.8   $ 300.1   $   930.4   $ 703.0   $   803.0

Add:

Amortization of previously capitalized interest                           7.3        9.7      11.0        10.7      11.0        11.6
Minority interest in net income of
    consolidated subsidiaries with fixed charges                         24.9       45.6      42.9        33.6      45.1        45.9
Proportionate share of fixed charges of investees
    accounted for by the equity method                                    2.4        5.7       5.5         4.8       6.5         5.1
Proportionate share of net loss of investees
    accounted for by the equity method                                   16.5       28.4       0.3          --       0.1         2.7
                                                                      -------    -------   -------   ---------   -------   ---------
               Total additions                                           51.1       89.4      59.7        49.1      62.7        65.3

Deduct:

Capitalized interest                                                      5.4       12.0      11.8         6.6       6.2         5.4
Minority interest in net loss of consolidated subsidiaries                3.9        8.3       4.2         2.9       3.6         4.4
Undistributed proportionate share of net income
    of investees accounted for by the equity method                       0.6        4.3       2.2          --        --          --
                                                                      -------    -------   -------   ---------   -------   ---------
               Total deductions                                           9.9       24.6      18.2         9.5       9.8         9.8


TOTAL EARNINGS                                                        $   3.3    $ 123.6   $ 341.6   $   970.0   $ 755.9   $   858.5
                                                                      =======    =======   =======   =========   =======   =========


FIXED CHARGES

Interest expense                                                      $ 220.9    $ 282.6   $ 179.4   $   147.8   $ 119.5   $   128.6
Capitalized interest                                                      5.4       12.0      11.8         6.6       6.2         5.4
Amortization of debt discount, premium or expense                         5.0        1.5       0.7         1.2       0.1         0.3
Interest portion of rental expense                                       55.1       73.5      62.1        57.7      63.0        68.2
Proportionate share of fixed charges of investees
    accounted for by the equity method                                    2.4        5.7       5.5         4.8       6.5         5.1
                                                                      -------    -------   -------   ---------   -------   ---------

TOTAL FIXED CHARGES                                                   $ 288.8    $ 375.3   $ 259.5   $   218.1   $ 195.3   $   207.6
                                                                      =======    =======   =======   =========   =======   =========


TOTAL EARNINGS BEFORE FIXED CHARGES                                   $ 292.1    $ 498.9   $ 601.1   $ 1,188.1   $ 951.2   $ 1,066.1
                                                                      =======    =======   =======   =========   =======   =========



RATIO OF EARNINGS TO FIXED CHARGES                                       1.01       1.33      2.32        5.45      4.87        5.14

